PHOENIX MULTI-SECTOR SHORT TERM BOND FUND

               Amended and Restated Establishment and Designation
                  of Series and Classes of Shares of Beneficial
                       Interest, Par Value $0.01 Per Share

         The undersigned, individually as Trustee of Phoenix Multi-Sector Short Term Bond Fund, a Massachusetts business trust organized under a Declaration of Trust dated February 20, 1992, as amended June 29, 1992, June 16, 1994 and March 14, 1996 (the "Trust"), and as attorney-in-fact for each of the other Trustees of the Trust pursuant to a certain Delegation and Power of Attorney dated August 27, 1997, executed by each of such Trustees, a copy of which is attached hereto, does hereby certify that at a duly held meeting of the Board of Trustees of the Trust held August 27, 1997, at which a quorum was present, the Board of Trustees, acting pursuant to ARTICLE V, Section 5.13 of said Declaration of Trust for the purpose of establishing a new Class of Shares denominated "Phoenix Multi-Sector Short Term Bond Fund Class C Shares" unanimously voted to amend said Trust, effective August 27, 1997, by amending and restating the Establishment and Designation of Series and Classes of Shares of Beneficial Interest, Par Value $0.01 Per Share, as follows:

          1. The Fund shall be designated as Phoenix Multi-Sector Short Term Bond Fund, and each Class thereof shall be designated as follows:
               Phoenix Multi-Sector Short Term Bond Fund Class A; Phoenix Multi-Sector Short Term Bond Fund Class B; and Phoenix Multi-Sector Short Term Bond Fund Class C.

          2. The Fund shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Fund's then currently effective prospectus and registration statement under the Securities Act of 1933. Each share of beneficial interest of the Fund ("Share") shall be redeemable, shall represent a pro rata beneficial interest in the assets allocated to the Fund, and shall be entitled to receive a pro rata share of net assets of the Fund upon liquidation of the Fund, all as provided in the Declaration of Trust. The proceeds of sales of Shares of the Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to Fund, unless otherwise required by law.

          3. Each Share of beneficial interest of the Fund shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which such Shares of the Fund shall be entitled to vote. Shareholders of the Fund shall vote together as a single class on any matter, except to the extent otherwise required by the Investment Company Act of 1940 or when the Trustees have determined that the


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               matter affects only the interests of Shareholders of certain
               Classes, in which case only the Shareholders of such Classes shall be entitled to vote thereon. Any matter shall be deemed to have been effectively acted upon with respect to the Classes if acted upon as provided in Rule 18f-2 under the Act or any successor rule and in the Declaration of Trust.

          4. The liabilities of the Trust shall be allocated to the above-referenced Fund, as set forth in Section 5.11 of the Declaration of Trust, except as described below.

               (a) Liabilities, expenses, costs, charges or reserves relating to the distribution of, and other identified expenses that should properly be allocated to the Shares of a particular Class may be charged to and borne solely by such Class and the bearing of expenses solely by a Class of Shares may be appropriately reflected and cause differences in net asset value attributable to and the dividend, redemption and liquidation rights of, the Shares of different Classes.

               (b) Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholder of all Classes for all purposes.

          5. Shares of the Fund shall vary between the different Classes as to rights of redemption and conversion rights, as set out in the Fund's then current prospectus.

          6. The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any Fund or Class thereof now or hereafter created, or to otherwise change the special and relative rights of any such Fund or Class, provided that such change shall not adversely affect the rights of the Shareholders of such Fund or Class.

         IN WITNESS WHEREOF, I have hereunto set my hand this 27th day of August, 1997.



                              /s/ Philip R. McLoughlin
                              -------------------------------------------------
                              Philip R. McLoughlin, individually and as
                              attorney-in-fact for C. Duane Blinn, Robert
                              Chesek, E. Virgil Conway, Harry Dalzell-Payne, Francis E. Jeffries, Leroy Keith, Jr., Everett L. Morris, James M. Oates, Calvin J. Pedersen, Philip R. Reynolds, Herbert Roth, Jr., Richard E. Segerson and Lowell P. Weicker, Jr.

                        DELEGATION AND POWER OF ATTORNEY

                           PHOENIX EQUITY SERIES FUND
                          PHOENIX-ABERDEEN SERIES FUND
                          THE PHOENIX EDGE SERIES FUND
                         PHOENIX INCOME AND GROWTH FUND
                          PHOENIX MULTI-PORTFOLIO FUND
                    PHOENIX MULTI-SECTOR SHORT TERM BOND FUND
                               PHOENIX SERIES FUND
                      PHOENIX STRATEGIC EQUITY SERIES FUND
                      PHOENIX WORLDWIDE OPPORTUNITIES FUND

The undersigned, being all of the Trustees of Phoenix Equity Series Fund, Phoenix-Aberdeen Series Fund, The Phoenix Edge Series Fund, Phoenix Income and Growth Fund, Phoenix Multi-Portfolio Fund, Phoenix Multi-Sector Short Term Bond Fund, Phoenix Series Fund, Phoenix Strategic Equity Series Fund, and Phoenix Worldwide Opportunities Fund (sometimes hereafter collectively, the "Funds"), other than Philip R. McLoughlin, do hereby declare, delegate and certify as follows:


1. Pursuant to Section 2.2 of that certain Agreement and Declaration of Trust dated May 30, 1997, establishing Phoenix Equity Series Fund, pursuant to
     Section 2.2 of that certain Agreement and Declaration of Trust dated May 31, 1996, as amended, establishing Phoenix-Aberdeen Series Fund, pursuant to Section 2.2 of that certain Agreement and Declaration of Trust dated February 18, 1986, as amended, establishing The Big Edge Series Fund, now known as The Phoenix Edge Series Fund, pursuant to Section 2.2 of that certain Declaration of Trust of Phoenix-Chase Series Fund, as amended and restated July 28, 1980, as further amended, now known as Phoenix Series Fund, and Section 2.2 of that certain Agreement and Declaration of Trust dated October 15, 1987, as amended, establishing the Phoenix Multi-Portfolio Fund, the undersigned, and each of them, hereby appoints PHILIP R. MCLOUGHLIN, his agent and attorney-in-fact for a period of one
     (1) year from the date hereof, to execute any and all instruments including specifically but without limitation amendments of either of said trust instruments and appointments of trustee(s), provided that such action as evidenced by such instrument shall have been adopted by requisite vote of the Trustees and, where necessary, the Shareholders of such funds, such vote or votes to be conclusively presumed by the execution of such instrument by such attorney-in-fact.

2. Pursuant to Section 3.6 of that certain Declaration of Trust dated June 25, 1986, as amended, establishing National Total Income Fund, now known as Phoenix Income and Growth Fund, pursuant to Section 3.6 of that certain Declaration of Trust dated June 25, 1986, as amended, establishing National Stock Fund, now known as Phoenix Strategic Equity Series Fund, and pursuant

DELEGATION AND POWER OF ATTORNEY
AUGUST 27, 1997


     to Section 2.5 of that certain Declaration of Trust dated February 20, 1992, as amended, establishing National Short-Term Income Series, now known as Phoenix Multi-Sector Short Term Bond Fund, and pursuant to Section 2.5 of that certain Declaration of Trust of National Worldwide Opportunities Fund dated November 4, 1991, as amended, now known as Phoenix Worldwide Opportunities Fund, the undersigned, and each of them, hereby delegates to and appoints PHILIP R. MCLOUGHLIN, his agent and attorney-in-fact for a period of one (1) year from the date hereof, to execute any and all instruments, including specifically but without limitation amendments of each and every said trust instrument and appointments of trustee(s), provided that such action as evidenced by such instrument shall have been adopted by requisite vote of the Trustees and, where necessary, the Shareholders of such funds, such vote or votes to be conclusively presumed by the execution of such instrument by such attorney-in-fact.

3. The undersigned Trustees, and each of them, hereby further declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original, and that, as to any such amendment of any of the aforementioned trust agreements or declarations, such copy shall be filed with such instrument of amendment in the records of the Office of the Secretary of the Commonwealth of Massachusetts.


IN WITNESS WHEREOF, we have hereunto subscribed this Delegation and Power of Attorney this 27th day of August, 1997.


/s/ C. Duane Blinn
-----------------------
C. Duane Blinn


/s/ Robert Chesek
-----------------------
Robert Chesek


/s/ E. Virgil Conway
-----------------------
E. Virgil Conway


/s/ Harry Dalzell-Payne
-----------------------
Harry Dalzell-Payne


/s/ Francis E. Jeffries
-----------------------
Francis E. Jeffries


/s/ Leroy Keith, Jr.
-----------------------
Leroy Keith, Jr.


/s/ Everett L. Morris
-----------------------
Everett L. Morris


/s/ James M. Oates
-----------------------
James M. Oates


/s/ Calvin J. Pedersen
-----------------------
Calvin J. Pedersen


/s/ Philip R. Reynolds
-----------------------
Philip R. Reynolds

DELEGATION AND POWER OF ATTORNEY
AUGUST 27, 1997


/s/ Herbert Roth, Jr.
-----------------------
Herbert Roth, Jr.


/s/ Richard E. Segerson
-----------------------
Richard E. Segerson


/s/ Lowell P. Weicker, Jr.
-----------------------
Lowell P. Weicker, Jr.